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                               PURCHASE AGREEMENT

            AGREEMENT made as of December 15, 1997 by and between:

            TEXFI INDUSTRIES, INC., a Delaware corporation, having an office at 5400 Glenwood Avenue, Suite 215, Raleigh, North Carolina 27612 ("Texfi"); and,

            CLARENDON HOLDINGS, LLC, a Delaware limited liability company, having an office c/o Mentmore Holdings Corporation, 1430 Broadway, 13th Floor, New York, New York 10018 (the "Transferees);

                              W I T N E S S E T H:

            WHEREAS:

            A. Texfi, NHL Enterprises, L.P. ("NHLE") and HockeyMan, Inc. are parties to that certain Limited Liability Company Agreement dated as of February 26, 1997 (the "LLC Agreement") providing for the creation and operations of Rival Sport LLC, a Delaware limited liability company ("Rival");

            B. All capitalized terms used herein that are defined in the LLC Agreement shall have the meanings given to them therein; and,

            C. Texfi desires to sell and transfer to the Transferee and the Transferee desires to purchase and accept from Texfi the transfer of all of Texfi's Interest as a Member in Rival on and subject to the terms and conditions of this Agreement.

            NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto hereby agree as follows:

            1.    Purchase and Sale of Interest.

                  Subject to the terms and conditions of this Agreement and
Section 10.1 of the LLC Agreement, simultaneously with the execution and delivery hereof, Texfi shall sell, assign and transfer all of its right, title and interest in to and under its Interest in Rival to the Transferee, and the Transferee shall purchase, assume and accept the transfer to it of such Interest all by the execution and delivery by Texfi to the Transferee, simultaneously with the execution and delivery of this Agreement, of a Bill of Sale in the form of Exhibit A annexed hereto (the "Bill of Sale").

            2.    Consideration.

                  As full consideration for the sale, assignment and transfer by Texfi of its Interest in Rival to the Transferee, the Transferee shall execute and deliver to Texfi, simultaneously with
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the execution and delivery of this Agreement, its promissory note, dated the date of this Agreement, in the principal amount of $3.8 million, and otherwise in the form of Exhibit B annexed hereto (the "Note"). The obligations of the Transferee under the Note shall be secured by the grant by the Transferee to Texfi of a first lien on and security interest in all of the Transferee's rights to receive distributions in cash from Rival under and pursuant to the terms of the LLC Agreement (but not in the Interest transferred pursuant hereto itself) by the execution and delivery by the Transferee of a security agreement, dated the date hereof, in form and substance satisfactory to Texfi and the Transferee providing for such grant (the "Security Agreement").

            3.    Representations and Warranties.

                  (a) Each of Texfi and the Purchaser hereby represent and warrant to the other as follows:

                        (i) It is duly organized under the laws of the State of Delaware, and is validly existing and in good standing under such laws.

                        (ii) It has taken all necessary action to authorize it to execute, deliver and perform this Agreement and, in the case of Texfi, the Bill of Sale, and, in the case of the Transferee, the Note and the Security Agreement, and each such document executed by it has been duly executed and delivered and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and by equitable principles; provided, however, that, in the case of Texfi, the foregoing representation and warranty is subject to the delivery to its Board of Directors of the approval of its Special Committee of Directors established to review this Agreement and the transactions contemplated hereby (the "Special Committee Approval").

                        (iii) The execution, delivery and performance of this Agreement and, in the case of Texfi, the Bill of Sale, and in the case of the Transferee, the Note and the Security Agreement, does not and will not require any governmental approval or violate any law or regulation applicable to it, or conflict with, result in a breach of or constitute a default under the certificate of incorporation or by-laws of Texfi or the limited liability agreement of the Transferee, or under any material provisions of any agreement to which either is a party or by which its assets or properties are effected, except that the execution, delivery and performance of this Agreement requires the consent of NHLE under the terms and provisions of the LLC Agreement (the "NHLE Consent") in form and substance satisfactory to Texfi, and the delivery of the Special Committee Approval.


                                      - 2 -
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                  (b) The Transferee hereby represents arid warrants to Texfi that it is under common control with Mentmore Holdings Corporation ("Mentmore") in that entities controlled by William Remley and Richard Kramer, or of which Messrs. Remley and Kramer, or members of their families, are the beneficiaries, control, directly or indirectly, both of Transferee and Mentmore.

            4.    Conditions.

                  The consummation by Texfi of the transactions contemplated by this Agreement, and the effectiveness of this Agreement and the Bill of Sale, are subject to the condition that Texfi shall have received the NHLE Consent and the Special Committee Approval. Texfi shall promptly notify the Transferee in writing upon its receipt of each of such items.

            5.    Miscellaneous.

                  This Agreement may not be amended or waived except in writing, and signed by the party against which such amendment or waiver is sought to be enforced. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    TEXFI INDUSTRIES, INC.


                                    By /s/ Dane L. Vincent
                                       ----------------------

                                    CLARENDON HOLDINGS, LLC


                                    By /s/ William L. Remley
                                       ----------------------


                                      - 3 -



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EXHIBIT A

                                  BILL OF SALE

            KNOW ALL MEN BY THESE PRESENTS, that Texfi Industries, Inc., a Delaware corporation (the "Seller") for valuable consideration, the receipt of which is hereby acknowledged, does hereby grant, sell, transfer and deliver unto Clarendon Holdings, LLC, a Delaware limited liability company (the "Buyer") all of the Seller's right, title and interest in, to and under its "Interest" as a "Member" in Rival Sport LLC, a Delaware limited liability company ("Rival"), as such terms are used and defined in the Limited Liability Company Agreement dated as of February 26, 1997 among the Seller and certain other parties, providing for the creation and operations of Rival.

            TO HAVE AND TO HOLD all and singular the said property to said Buyer and its successors and assigns, to their own use and behalf forever.

            IN WITNESS WHEREOF, the said Seller has executed these presents as of the 15th day of December, 1997.

                                    TEXFI INDUSTRIES, INC.


                                    By
                                       ----------------------



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EXHIBIT B

                                      NOTE


$4,524,285.18                                            as of December 15, 1997



                  FOR VALUE RECEIVED, the undersigned, Clarendon Holdings LLC, a Delaware limited liability company (the "Buyer"), hereby promises to pay to the order of Texfi Industries, Inc., a Delaware corporation (the "Seller"), the principal sum of Four Million Five Hundred Twenty-Four Thousand Two Hundred Eighty-Five and 18/100 Dollars ($4,524,285.18) on the date and in such amounts as are set forth in the next succeeding paragraph, and to pay interest on such principal amount from the date of execution and delivery of this Note up to the date of payment or payments, or prepayment, of all or a portion of such principal amount, in each case on the amount so paid or prepaid, at the rate per annum of five (5%) per cent, compounded annually, and calculated on the basis of a 365/366 day year (the "5% Rate") with all such interest being payable together with payments of principal hereunder.

                  The principal amount of this Note shall be due and payable in full on the earlier of: (i) December 15, 2007; or (ii) the day on which distributions in cash, if any, are first made by Rival Sport LLC, a Delaware limited liability company ("Rival") under and pursuant to Section 13.4 of that certain Limited Liability Company agreement dated as of February 26, 1997 (the "LLC Agreement") (capitalized terms used herein that are defined in the LLC Agreement shall have the meanings given to them therein) by and among the Seller and certain other parties, following the dissolution of Rival. The Buyer shall be obligated to prepay the principal amount of this Note from time to time if and when the Buyer shall receive a distribution or distributions in cash from Rival (other than in respect of its Income Tax Distribution Amount) under
Article VIII of the LLC Agreement, concurrently with the Buyer's receipt thereof. The amount of each such prepayment shall be equal to the product of:
(x) the amount of such distribution received by the Buyer; multiplied by a fraction, the numerator of which shall be $4,524,285.18, plus interest thereon at the 5% Rate from the respective date or dates of the Seller's contributions to the capital of Rival through the date of such distribution (the "Numerator Amount"), and the denominator of which shall be the sum of the Numerator Amount plus the aggregate principal amount of all contributions in cash or in kind made by the Buyer to the capital of Rival from and after the date of execution and delivery of this Note through the date of such distribution, plus interest thereon at the 5% Rate from the respective date or dates of such contributions through the date of such distribution. The amount of each such prepayment shall be applied, first, to interest accrued on the unpaid principal amount of this Note up to the date of


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prepayment, and, second, to the principal amount hereof.

                  This Note is secured by the Security Agreement, as defined in the Purchase Agreement of even date herewith between the Seller and the Buyer, and the holder hereof is entitled to the benefit thereof.

                  In the event that:

                  (a) The Buyer shall default in payment or prepayment of principal or interest on this Note when and as due, and such default shall continue for five (5) days after the Buyer shall have received notice thereof from the Seller; or

                  (b) The Buyer shall fail to perform or observe any of its obligations under the aforesaid Pledge Agreement and such failure shall continue for thirty (30) days after the Buyer shall have received notice thereof from the Seller; or,

                  (c) The Buyer shall have commenced a voluntary case under the federal bankruptcy laws; or a case or other proceeding shall be commenced against the Buyer seeking relief under the federal bankruptcy laws or seeking the appointment of a trustee or receiver for the Buyer or any substantial portion of its assets, and such case or proceeding shall continue undismissed or unstayed for 60 consecutive calendar days;

then, in the case of an event under (c), the principal of and all interest due under this Note shall thereupon become due and payable without presentment, demand, protest or other notice, all of which are expressly waived, and, in the case of an event under (a) or (b), the principal of and interest under this Note shall become due and payable upon notice to such effect given by the Seller to the Buyer.

                  The Buyer shall be liable for the payment of all costs of collection of this Note, including reasonable legal fees and expenses.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF
LAWS PROVISIONS, OF THE STATE OF NEW YORK.

                                         CLARENDON HOLDINGS LLC



                                         By______________________________
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